Exhibit 5.1

3580 Carmel Mountain Road Suite 300 San Diego, CA 92130 858 314 1500 mintz.com

March 26, 2025
GRI Bio, Inc.
2223 Avenida de la Playa, #208
La Jolla, California 92037
Ladies and Gentlemen:
We have acted as counsel to GRI Bio, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of this registration statement on Form S-1 (the “Registration Statement”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus contained therein (the “Prospectus”). We are rendering this opinion in connection with the filing by the Company of the Registration Statement relating to the offer and sale by the Company (the “Offering”) of (i) shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company; (ii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”); (iii) the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (iv) Series E-1 warrants (the “Series E-1 Warrants”) to purchase shares of Common Stock; (v) shares of Common Stock issuable from time to time upon exercise of the Series E-1 Warrants (the “Series E-1 Warrant Shares”); (vi) Series E-2 warrants (the “Series E-2 Warrants”) to purchase shares of Common Stock; (vii) shares of Common Stock issuable from time to time upon exercise of the Series E-2 Warrants (the “Series E-2 Warrant Shares”); (viii) Series E-3 warrants (the “Series E-3 Warrants,” and collectively with the Series E-1 Warrants and the Series E-2 Warrants, the “Warrants”) to purchase shares of Common Stock; (ix) shares of Common Stock issuable from time to time upon exercise of the Series E-3 Warrants (the “Series E-3 Warrant Shares,” and together with the Series E-1 Warrant Shares and Series E-2 Warrant Shares, the “Warrant Shares”); and (x) warrants (the “Placement Agent Warrants”) to purchase up to an amount of shares equal to 7.0% of the shares of Common Stock and Pre-Funded Warrants sold in this Offering (the “Placement Agent Warrant Shares,” and together with the Shares, the Warrants, the Warrant Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares and the Placement Agent Warrants, the “Securities”) as contemplated by the Registration Statement and that certain engagement agreement, dated October 21, 2024, as amended on March 7, 2025, by and between the Company and H.C. Wainwright & Co., LLC (the “Engagement Agreement”). The proposed maximum aggregate offering price of the Securities pursuant to the Registration Statement is $20,437,500. The Securities are to be issued and sold by the Company pursuant to the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related the Prospectus, other than as expressly stated herein with respect to the issue of the Securities.
In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company, each as currently in effect and amended to date and as filed as exhibits to the Registration Statement; (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement and the related Prospectus, the authorization and issuance of the Securities and related matters; (iii) the Registration Statement and related Prospectus, including all exhibits to the Registration Statement; (iv) the form of Securities Purchase Agreement, to be entered into by and among the Company and the purchasers identified on the signature pages thereto, substantially in the form filed as Exhibit 10.25 to the Registration Statement (the “Securities Purchase Agreement”), (v) the form of Pre-Funded Warrant, (vi) the form of Series E-1 Warrant, (vii) the form of Series E-2 Warrant, (viii) the form of Series E-3 Warrant, (ix) the form of Placement Agent Warrant and (x) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.
This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the applicable laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Shares have been duly authorized for issuance, and when issued and paid for by the purchasers in accordance with the terms of the Prospectus and the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable, (ii) when the Pre-Funded Warrants have been duly executed and delivered by the Company, and when paid for by the purchasers in accordance with the terms of the Prospectus and the Securities Purchase Agreement, the Pre-Funded Warrants will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, (iii) the Pre-Funded Warrant Shares have been duly authorized and, when issued upon the due exercise of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable, (iv) when the Warrants have been duly executed and delivered by the Company and paid for by the purchasers in accordance with the terms of the Prospectus and the Securities Purchase Agreement, the Warrants will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, (v) the Warrant Shares have been duly authorized and, when issued upon the due exercise of the Warrants, will be validly issued, fully paid and non-assessable, (vi) when the Placement Agent Warrants have been duly executed and delivered by the Company in accordance with the terms of the Prospectus and the Engagement Agreement, the Placement Agent Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms and (vii) the Placement Agent Warrant Shares have been duly authorized and, when issued upon the due exercise of the Placement Agent Warrants, will be validly issued, fully paid and non-assessable.
The opinion set forth under (ii), (iv), (vi) above are subject to (1) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (2) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles, or other law relating to or affecting creditors’ rights generally and general principles of equity.
Any additional Securities registered in reliance on Rule 462(b) under the Securities Act in connection with the Offering are hereby expressly covered by this opinion. As used in this opinion, the term “Registration Statement” shall include any additional registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the Offering and the term “Prospectus” shall include any prospectus deemed to be included in any such additional registration statement.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
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